Exhibit (i)(3)

                                [OKGS LETTERHEAD]



                                 August 22, 2008


DWS Global/International Fund, Inc.
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

         We have acted as special Maryland counsel to DWS Global/International Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on June 23, 1975. The Company is authorized to issue 2,159,993,796 shares of capital stock, $0.01 par value per share (each a "Share" and collectively, the "Shares"). The Shares have been classified into the following five series (and 440,839,221 of the Shares are not designated as part of a series): the DWS Emerging Markets Fixed-Income Fund, consisting of 320,000,000 Shares; the DWS Global Bond Fund, consisting of 429,154,575 Shares; the DWS Global Thematic Fund, consisting of 370,000,000 Shares; the DWS Global Opportunities Fund, consisting of 200,000,000 Shares; and the DWS RREEF Global Infrastructure Fund, consisting of 400,000,000 Shares.

         The DWS Global Thematic Fund is further classified into six classes of Shares as follows: 50,000,000 Class A Shares, 50,000 Class B Shares, 20,000,000 Class C Shares, 50,000,000 Class R Shares, 100,000,000 Class S Shares and 100,000,000 Institutional Class Shares.

         The DWS Global Opportunities Fund is further classified into five classes of Shares as follows: 40,000,000 Class A Shares, 20,000 Class B Shares, 10,000,000 Class C Shares, 30,000,000 Class S or Scudder Shares and 100,000,000 Institutional Class Shares.

         We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 78 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 81 to the Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on or about and after August 22, 2008 of the Institutional Class Shares of the DWS Global Thematic Fund and the DWS Global Opportunities Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.


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DWS Global/International Fund, Inc.
Page 2


         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement;

         (ii) the charter of the Company as in effect on the date hereof (the "Charter");

         (iii) the bylaws of the Company, as amended or supplemented and in effect on the date hereof (the "Bylaws");

         (iv) a certificate of the Company regarding certain matters in connection with this opinion (the "Certificate");

         (v) a certificate of the Maryland State Department of Assessments and Taxation dated August 14, 2008 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

         (vi) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

         B. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all documents submitted to us and public records reviewed are accurate and complete.


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DWS Global/International Fund, Inc.
Page 3

         C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in corporate records made available to us by the Company, are accurate, true, correct and complete in all material respects.

         D. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

         E. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

         F. With respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         G. At no time prior to and including the date when all of the Institutional Class Shares of the DWS Global Thematic Fund and the DWS Global Opportunities Fund are issued will: (i) there be any changes in applicable law;
(ii) the Charter, the Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (iii) the total number of the issued Shares exceed 2,159,993,796; (iv) the total number of the issued Shares of each series of the Company exceed the authorized number of Shares of each such series; (v) the total number of issued Shares of each class of any series of the Company exceed the authorized number of Shares of each such class; and
(vi) the issuance, execution and delivery of any Shares of the Company result in a default under, breach of, or violation of any provision of any instrument or agreement binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         H. At the time of each issuance of the Institutional Class Shares of the DWS Global Thematic Fund and the DWS Global Opportunities Fund, the Company records in its stock ledger the name of the stockholders to whom such Shares are issued.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.



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DWS Global/International Fund, Inc.
Page 4

         2. The issuance and sale of the Institutional Class Shares of the DWS Global Thematic Fund and the DWS Global Opportunities Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         3. The Institutional Class Shares of the DWS Global Thematic Fund and the DWS Global Opportunities Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         A. The opinions expressed herein are limited to the laws of the State of Maryland, and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         B. Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                 Sincerely yours,

                                 /s/ Ober, Kaler, Grimes & Shriver,
                                 a Professional Corporation

                                 Ober, Kaler, Grimes & Shriver,
                                 a Professional Corporation